Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2003 Equity Incentive Plan, 2008 Equity Incentive Plan, 2008 Employee Stock Purchase Plan, and 2008 Non-Employee Directors’ Stock Option Plan of Cardionet, Inc., of our report on PDSHeart, Inc. dated March 2, 2007 included in CardioNet, Inc.’s Registration Statement (Form S-1 No. 333-145547), as amended, filed with the Securities and Exchange Commission.

West Palm Beach, Florida
March 18, 2008